Exhibit 3.5


                          CERTIFICATE OF INCORPORATION

                                       OF

                             MEREDITH HOLDINGS, INC.

     1. The name of the corporation is: MEREDITH HOLDINGS, INC.

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock of the par value of One Dollar ($1.00) each.

     5. The name and mailing address of the incorporator is as follows:

                    Robert S. Rendell   Room 5300
                                        200 Park Avenue
                                        New York, New York 10017

     6. The corporation is to have perpetual existence.

     7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 25th day of July, 1978.



                                                     ---------------------------
                                                         Robert S. Rendell

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                WASA RY-KING INC.

                                      INTO

                          SHAFFER, CLARKE & CO., INC.,

                                 * * * * * * * *

     SHAFFER, CLARK AND CO., INC., a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 26th day of July, 1978, pursuant to the Delaware Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of the stock of WASA RY- KING INC., a corporation incorporated on the 7th day of May, 1968, pursuant to the Stock Corporation Act of the State of Connecticut.

     THIRD: This corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous consent of its members, filed with the minutes of the board on the 25th day of February, 1980, determined to and did merge into itself said WASA RY-KING INC.:

     RESOLVED, that SHAFFER, CLARKE & CO., INC. merge, and it hereby does merge into itself said WASA RY-KING INC. and assumes all of its obligations; and

     FURTHER RESOLVED, that the merger shall become effective on March 22, 1980.

     FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said WASA RY-KING INC. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

     IN WITNESS WHEREOF, said SHAFFER, CLARKE & CO., INC. has caused this certificate to be signed by George Korper, its President, and attested by Denis Deslauriers, its Secretary, this 21st day of March, 1980.

                                                   SHAFFER, CLARKE & CO., INC.



                                                   By___________________________
                                                      George Korper, President

ATTEST:


By_____________________________
  Denis Deslauriers, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SHAFFER, CLARKE & CO., INC.

     Shaffer, Clark & Co., Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     First: That, in accordance with Section 242 of the General Corporation of the Law of the State of Delaware, the Board of Directors of the Corporation, by unanimous written consent, has duly adopted a resolution proposing and declaring it advisable that the Corporation's Certificate of Incorporation be amended by adding Paragraphs 8 and 9 thereto so that said Paragraphs shall provide as follows:

     8. Indemnification

a. Suits by Third Parties. The corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

b. Derivative Suits. The corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

c. Indemnification as of Right. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this preceding subparagraphs of this Paragraph 8, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

d. Advance of Funds. Expenses incurred by any such person in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this Paragraph 8.

     9. Liability of Directors. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Paragraph 9 shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
     Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment, modification or repeal of this Paragraph 9 shall apply to or have any effect on the liability or the alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

     Second: That, in accordance with the applicable provisions of Sections 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation has given its written consent to said amendment.

     Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by George Korper, its President, and attested by Robert D. Larsen, its Secretary, this 9th day of March, 1988.

                                                   SHAFFER, CLARK & CO., INC.


                                                   By:__________________________
                                                              President

ATTEST:


By:__________________________
       Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                           BROADWAY CONFECTIONS, INC.

                            (a New York corporation)

                                      into

                           SHAFFER, CLARKE & CO., INC.

                            (a Delaware corporation)

It is hereby certificated that:

     1. Shaffer, Clarke & Co., Inc. (the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owners of all of the outstanding shares of stock of Broadway Confections, Inc. ("Broadway"), which is a business corporation of the State of New York.

     3. The laws of the jurisdiction of organization of Broadway permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

     4. The Corporation hereby merges Broadway into the Corporation.

     5. The following is a copy of the resolutions adopted on February 28, 1989 by the Board of Directors of the Corporation to merge Broadway into the
Corporation:

     RESOLVED that Broadway be merged into the Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Broadway be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Broadway in its name; and further

     RESOLVED that the Corporation assume all of the obligations of Broadway; and further

     RESOLVED that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of New York, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Broadway and of the Corporation and in any other appropriate jurisdiction.

     IN WITNESS WHEREOF, Shaffer, Clark & Co., Inc. has caused this Certificate to be signed by Edwin Thoet, Jr, its Vice President-Finance, and attested by Robert D. Larsen, its Secretary, this 28 day of February, 1989.

                                                    SHAFFER, CLARK & CO., INC.


                                                    By:_________________________
                                                         Edwin Thoet, Jr.
                                                        Vice President - Finance

Attest:


- -------------------------
Robert D. Larsen
Secretary